Exhibit 99.1

The Meet Group Adopts Tax Benefits Preservation Plan to Preserve Substantial Tax Assets

NEW HOPE, PA – October 4, 2019 – The Meet Group, Inc. (NASDAQ: MEET), a leading provider of interactive livestreaming solutions, today announced that its Board of Directors has approved the adoption of a tax benefits preservation plan (or “the plan”) in the form of a Section 382 Rights Agreement designed to protect and preserve The Meet Group’s substantial tax assets primarily associated with net operating loss carryforwards or NOLs that could potentially be utilized in certain circumstances to offset The Meet Group’s future taxable income and reduce its federal income tax liability.
As of December 31, 2018, The Meet Group had approximately $63.1 million of (pre-tax) U.S. federal net operating loss carryforwards or NOLs that could potentially be utilized in certain circumstances to offset The Meet Group’s future taxable income and reduce its federal income tax liability. Additional information with respect to these NOLs is contained in The Meet Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 which The Meet Group filed with the Securities and Exchange Commission on March 8, 2019.
Section 382 of the Internal Revenue Code imposes limitations on the future use of a company’s NOLs if it undergoes an “ownership change.” The Meet Group's ability to benefit from its tax assets would be substantially limited by Section 382 if an “ownership change” occurred. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by one or a group of its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period over the lowest percentage of stock of such corporation owned by such stockholders at any time during that period.
The Meet Group’s tax benefits preservation plan is similar to those adopted by numerous other public companies with significant NOLs. In order to protect The Meet Group’s NOLs from being limited or permanently lost under Section 382, the tax benefits preservation plan is intended to reduce the likelihood of an unintended “ownership change” occurring through the buying and selling of The Meet Group's common stock, $0.001 par value per share (the “common stock”) by deterring any person or group from acquiring beneficial ownership of 4.99% or more of The Meet Group's outstanding common stock without the approval of the Board. There is no assurance, however, that the tax benefits preservation plan will prevent The Meet Group from experiencing an “ownership change.”
Under the terms of the tax benefits preservation plan, The Meet Group will distribute to its stockholders one preferred stock purchase right for each share of The Meet Group's common stock held as of the close of business on October 15, 2019. Any shares of common stock issued after the October 15, 2019 record date will be issued together with associated preferred stock purchase rights.
Under the tax benefits preservation plan, the rights will initially trade with The Meet Group, Inc.’s common stock. The rights will generally become exercisable only if a person (or any persons acting as a group) acquires beneficial ownership of 4.99% or more of The Meet Group’s outstanding common stock, without the approval of the Board, after the first public announcement by The Meet Group of the adoption of the tax benefits preservation plan. A person or group who acquires, without the approval of the Board, beneficial ownership of 4.99% or more of The Meet Group’s outstanding common stock could be subject to significant dilution. If the preferred stock purchase rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase The Meet Group’s common stock at a 50% discount. Preferred stock purchase rights held by the person or group triggering the rights will become void and will not be exercisable or transferable. Under the plan, beneficial ownership of shares is calculated in accordance with the applicable rules of Section 382 of the Internal Revenue Code.

Exhibit 99.1

Stockholders who beneficially owned 4.99% or more of The Meet Group's outstanding common stock prior to the first public announcement by The Meet Group of the adoption of the tax benefits preservation plan will not trigger any penalties under the tax benefits preservation plan so long as they do not acquire beneficial ownership of any additional shares of common stock (other than pursuant to a stock split, stock dividend, reclassification or similar transaction effected by The Meet Group) at a time when they still beneficially own 4.99% or more of such common stock. The Board also has the discretion to exempt any acquisition of The Meet Group's common stock from the provisions of the tax benefits preservation plan.
The preferred stock purchase rights and the tax benefits preservation plan will expire no later than October 4, 2022. The preferred stock purchase rights and the tax benefits preservation plan may also expire on an earlier date upon the occurrence of other events, including a determination by The Meet Group's Board that (i) the tax benefits preservation plan is no longer necessary or desirable for the preservation of The Meet Group’s tax attributes, or (ii) no tax attributes may be carried forward (with such expiration occurring as of the beginning of the applicable taxable year).The preferred stock purchase rights may also be redeemed, exchanged, or terminated prior to their expiration.
The distribution of the preferred stock purchase rights pursuant to the tax benefits preservation plan will not affect The Meet Group's reported earnings per share and such distribution should not be taxable to The Meet Group or its stockholders.
The Meet Group intends to submit the tax benefits preservation plan, which is similar to tax benefits preservation plans adopted by many other public companies with significant tax assets, for stockholder ratification at its next annual meeting of stockholders.
Additional information with respect to the tax benefits preservation plan will be contained in the related Current Report on Form 8-K and Registration Statement on Form 8-A that The Meet Group is filing with the Securities and Exchange Commission. Copies of these documents can be obtained, when available, at the SEC's internet website at www.sec.gov.
Morgan, Lewis & Bockius LLP is serving as The Meet Group’s legal advisor.
About The Meet Group
The Meet Group (NASDAQ: MEET) is a leading provider of interactive livestreaming solutions designed to meet the universal need for human connection. Our ecosystem of livestreaming apps enables users around the world to interact through one-to-many livestreaming broadcasts and text-based conversations. Our top apps, MeetMe®, LOVOO®, Skout®, Tagged® and Growlr®, deliver live interactions and meaningful connections to millions of users daily. Headquartered in New Hope, PA, we have offices in Philadelphia, San Francisco, Dresden, and Berlin. The Meet Group is committed to safety. You can find a description of current safety practices here: https://www.themeetgroup.com/safety-practices/. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Exhibit 99.1

Forward-Looking Statements
This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements contained in this press release may relate to, but are not limited to, statements regarding our future taxable income, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited if we experienced an ownership change as defined in Section 382 of the Internal Revenue Code and whether the tax benefits preservation plan will reduce the likelihood of such an unintended ownership change from occurring. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Information on factors that may impact these forward-looking statements can be found in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in The Meet Group’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. The forward-looking statements in this press release are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward-looking statements, The Meet Group assumes no obligation to publicly update, amend or clarify its forward-looking statements, whether as a result of new information, future events or otherwise, except as may otherwise be required by the federal securities laws. The Meet Group, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Contact:
Investor Contact:
Leslie Arena
larena@themeetgroup.com
267-714-6418
Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267-446-7010